Exhibit 10.1

AMENDMENT AND WAIVER AGREEMENT

AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of December ___, 2008, by and between EnterConnect Inc., a Nevada corporation with headquarters located at 100 Century Center Court, Suite 650, San Jose, California 95112-4537  (the “Company”) and ______________________ (the “Investor”).

WHEREAS:

A.      The Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of December 20, 2007 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) senior secured notes (the “Notes”) and (ii) warrants (the “Warrants”) which are exercisable to acquire shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Warrant Shares”).

B.       In connection with the execution and delivery of the Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated December 19, 2007, by and among the Company, the Investor and other investors party thereto, as amended by the Waiver and Amendment Agreement, dated as of June 19, 2008, by and among the Company and the Required Holders (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

C.      The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall (i) amend the Notes, (ii) waive certain adjustments to the number of Warrant Shares issuable upon exercise of the Warrants that would occur upon adjustment of the Exercise Price as a result of the amendment to the Notes provided for by this Agreement and (iii) waive certain Events of Default arising out of the Company’s failure to meet certain requirements set forth in Section 2(g) of the Registration Rights Agreement as more fully set forth below.

D.      The Investor delivered to the Company an Optional Redemption Notice, pursuant to which the Investor exercised its right of Optional Redemption (the “Notice”).  Contemporaneously with the Effective Date (as defined below) the holder wishes to rescind and withdraw the Notice.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement, the Registration Rights Agreement and the Notes.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	AMENDMENTS AND WAIVERS.

(a)           Amendment and Waivers.  Upon the Effective Date (as defined below):

(i)            Adjustment to Conversion Price.  The Conversion Price of the Notes shall be adjusted to $0.10.

(ii)           Adjustment to Optional Redemption Date.  The term “Optional Redemption Date” as set forth in Section 29 of the Notes shall be amended as follows:

““Optional Redemption Date” means June 20, 2009.”

(iii)          Optional Redemption by the Company.  The following shall be added to the Notes as a new Section 8(A):

“(8)(A)	OPTIONAL REDEMPTION BY COMPANY.

(a)           Optional Redemption by the Company.  At any time after the Issuance Date and prior to the Optional Redemption Date, the Company shall have the right, in its sole discretion, to redeem up to fifty percent (50%) of the Note (a "Company Optional Redemption").  In order for the Company to exercise the Company Optional Redemption, the Company shall deliver written notice by confirmed facsimile and overnight courier to all, but not less than all, of the holders of the Notes (the "Company Optional Redemption Notice" and the date such notice is delivered to all the holders is referred to as the "Company Optional Redemption Notice Date") no later than twenty (20) Trading Days prior to the Company Optional Redemption Date (as hereafter defined) which shall (w) state the date on which the Company Optional Redemption shall occur (such date, the "Company Optional Redemption Date"), (x) describe the redemption rights provided in this Section 8(A), (y) set forth the Optional Redemption Price, and (z) state the aggregate Principal of the Notes which the Company has elected to be subject to such Company Optional Redemption from all of the holders of the Notes pursuant to this Section 8(A) (and analogous provisions under the Other Notes) plus accrued and unpaid Interest thereon (the "Company Optional Redemption Amount").  The portion of this Note subject to redemption pursuant to this Section 8(A)(a) shall be redeemed by the Company in cash at a price the Optional Redemption Price.  The Company Optional Redemption Notice shall be irrevocable.  Notwithstanding anything to the contrary in this Section 8(A), but subject to Section 3(d), until the Holder receives the Optional Redemption Price, the Conversion Amount reflected in such Company Optional Redemption Notice may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 (and any such conversions shall be deemed to be a withdrawal of the Company Optional Redemption Notice to the extent of such conversion if so indicated by the Holder), and any such conversion shall reduce the Conversion Amount reflected in such Optional Redemption Notice if so indicated by the Holder.  The Company Redemption Amount which is to be paid to the Holder on the applicable Company Optional Redemption Date shall be redeemed by the Company, and the Company shall pay to the Holder on such Company Optional Redemption Date by wire transfer of immediately available funds, the Optional Redemption Price.

(b)           Pro Rata Redemption Requirement.  If the Company elects to cause a Company Optional Redemption pursuant to Section 8(A), then it must simultaneously take the same action with respect to the Other Notes.  If the Company elects to cause a Company Optional Redemption pursuant to this Section 8(A) (or similar provisions under the Other Notes) with respect to less than fifty percent (50%) of the principal amount of the Notes then outstanding, then the Company shall require redemption of a Principal amount from the Holder and each holder of the Other Notes equal to the product of (i) the aggregate principal amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 8(A), multiplied by (ii) the fraction, the numerator of which is the sum of the initial principal amount of Notes purchased by such holder (or the ultimate holder of a Note transferred as set forth below with an allocation among such Notes as set forth below) and the denominator of which is the initial principal amounts of Notes purchased by all holders (or the ultimate holder of a Note transferred as set forth below with an allocation among such Notes as set forth below) holding outstanding Notes (such fraction with respect to each holder is referred to as its “Redemption Allocation Percentage”, and such amount with respect to each holder is referred to as its “Pro Rata Redemption Amount”); provided that in the event that the initial holder of any Notes has sold or otherwise transferred any of such holder's Notes, the transferee shall be allocated a pro rata portion of such transferring holder's Redemption Allocation Percentage and Pro Rata Redemption Amount; and provided further, that in the event any holder's Pro Rata Redemption Amount exceeds the outstanding principal amount of such holder's Note, any excess redemption amount shall be applied to the principal amount of all remaining Notes on a pro rata basis pursuant to this subsection (b).

(c)           Company Option Redemptions Generally.  The Company shall deliver the Optional Redemption Price to the Holder on the Company Optional Redemption Date.  No later than one (1) Trading Day following any Company Optional Redemption Date, the Company shall file a Current Report on Form 8-K describing the terms of such Company Optional Redemption Date.  To the extent redemptions required by this Section 8(A) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.”

(iv)           Waiver of Warrant Shares Adjustment.  The Investor waives any adjustment to the number of Warrant Shares issuable upon exercise of the SPA Warrants that would occur as a result of any adjustment to the Exercise Price pursuant to Section 2(a) of the SPA Warrants occurring as a result of the adjustment to the Conversion Price pursuant to Section 1(a)(i) above.

(v)           Waiver of Certain Events of Default.  The Investor hereby waives any Event of Default arising as a result of the Effectiveness Failure as a result of the Registration Statement not having been declared effective on or before the Initial Effectiveness Deadline.

(b)           Effective Date.  This Agreement and the amendments and waivers contained herein shall be effective at such time as agreements in the same form and substance as this Agreement other than the identity of the Investor are executed by the Company and the Required Holders (such time, the “Effective Date”).

2.	OTHER AMENDMENTS TO TRANSACTION DOCUMENTS.

(a)           Ratifications.  The Company hereby confirms and agrees that, except as otherwise expressly provided in this Agreement, the Securities Purchase Agreement and each other Transaction Document are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Effective Date all references in the Securities Purchase Agreement or the other Transaction Documents to “Notes” or “Note” or words of like import referring to the Notes or a Note shall mean the Notes as amended by this Agreement.

(b)           Amendment to Transaction Documents.       Each of the Transaction Documents are hereby amended as follows:

(i)            All references to “Notes” or “Note” shall be amended to include additionally each Note and all of the Notes as amended by this Agreement.

(ii)           The defined term “Transaction Documents” is hereby amended to include this Agreement.

3.	REPRESENTATIONS AND WARRANTIES

(a)           Investor Bring Down.  The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Securities Purchase Agreement (other than Sections 2(f) and 2(g) of the Securities Purchase Agreement) as to this Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except to the extent such representation or warranty by nature speaks only as of a date certain.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.

(b)           Notice.  Effective as of the Effective Date, the Investor hereby withdraws and rescinds the Notice.

(c)           Company Bring Down.  Except as set forth in the public reports on Schedule 14A and Forms 10-K, 10-Q and 8-K filed by the Company since the date of the Securities Purchase Agreement, the Company represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except to the extent such representation or warranty by nature speaks only as of a date certain.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Effective Date, and references to “the date hereof” being deemed references to the date of this Agreement.

(d)           No Event of Default.  The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement, no Event of Default shall have occurred and be continuing as of the date hereof.

(e)           Shell Company Status. The Company has complied with all of the requirements set forth in Rule 144(i)(2) of the 1933 Act.

4.	CERTAIN COVENANTS AND AGREEMENTS; WAIVER

(a)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement) (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.

(b)           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.	MISCELLANEOUS.

(a)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments.  Except for the Transaction Documents in effect prior to this Agreement (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(i)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

if to the Company:

EnterConnect Inc.
100 Century Center Court
Suite 650
San Jose, California 95112-4537
Telephone:   (408) 441-9500
Facsimile:      (408) 452-9040
Attention:     Sam Jankovich

with a copy to:

Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Facsimile No.:     (303) 770-7332
Telephone No.:   (303) 770-7131
Attn.: Andrew N. Bernstein, Esq.

if to the Investor, to its address and facsimile number set forth in the Schedule of Buyers attached to the Securities Purchase Agreement, or, in each case, to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(k)           Survival.  The representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Effective Date.

(l)            Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)           Independent Nature of Investors’ Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Investor is not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

ENTERCONNECT INC.

By:	/s/ Sam Jankovich
Name: Sam Jankovich
Title: Chief Exe3cutive Officer

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

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